Exhibit 1

                             JOINT FILING AGREEMENT



     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of VitalCom Inc. or any subsequent acquisitions or dispositions of equity securities of VitalCom Inc. by any of the undersigned.

Date:  August 14, 1997

                             VERTICAL FUND ASSOCIATES, L.P.
                             BY: THE VERTICAL GROUP, L.P.
                                 General Partner



                             By: /s/ John E. Runnells
                                 --------------------------------------
                                 John E. Runnells
                                 General Partner


                             VERTICAL LIFE SCIENCES, L.P.
                             BY: THE VERTICAL GROUP, L.P.
                                 General Partner


                             By: /s/ John E. Runnells
                                 --------------------------------------
                                 John E. Runnells
                                 General Partner


                                 /s/ Stephen D. Baksa
                                 --------------------------------------
                                 Stephen D.Baksa



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